As filed with the Securities and Exchange Commission on July 31, 1996.
                                                Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                            TF Financial Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                        74-2705050
- -------------------------------                       -------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                  3 Penns Trail
                           Newtown, Pennsylvania 18940
                                 (215) 579-4000
                    (Address of principal executive offices)

                            TF Financial Corporation
                        1996 Directors Stock Option Plan
                            ------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
            (Name, address and telephone number of agent for service)

                           --------------------------
                         CALCULATION OF REGISTRATION FEE

=======================================================================================
Title of                            Proposed Max-    Proposed Max-     Amount of
Securities to     Amount to         imum Offering    imum Aggregate    Registration
be Registered     be Registered     Price Per Unit   Offering Price(2) Fee (2)(3)(4)
- -------------     -------------     --------------   ----------------- -------------
Common Stock
$.10 par value     25,000(1)        $14.75(2)        $368,750          $200.00
=======================================================================================

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the TF Financial Corporation 1996 Directors Stock Option Plan consists of 25,000 shares which are being registered under this Registration Statement and for which a registration fee is being paid.

(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 25,000 shares are being registered hereby, of which 25,000 shares are under option at an exercise price of $14.75 per share ($368,750 in the aggregate).

(3)   Represents the $200 minimum filing fee.

(4) Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

PROSPECTUS

                                  25,000 Shares

                                  -------------

                            TF FINANCIAL CORPORATION
                                  COMMON STOCK
                           (Par Value $.10 Per Share)

                                  -------------

                            TF FINANCIAL CORPORATION
                        1996 DIRECTORS STOCK OPTION PLAN

                                  -------------

      This Prospectus relates to 25,000 shares of common stock, par value $.10 per share (the "Common Stock"), of TF Financial Corporation (the "Company"), a Delaware corporation which is the savings and loan holding company of Third Federal Savings Bank (the "Savings Bank"), which may be issued from time to time by the Company to holders of Options granted or to be granted by the Company to directors of the Company and any subsidiary of the Company pursuant to the TF Financial Corporation 1996 Directors Stock Option Plan (the "Plan"). Holders of options granted or to be granted under the Plan (the "Options") are referred to herein as "Optionees." Each offer made under the Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the stock option agreements entered into between the Company and each Optionee.

      This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

      The issued and outstanding Common Stock of the Company is traded in the over-the-counter market, and transactions are reported on the Nasdaq National Market under the symbol "THRD". Shares of Common Stock which may be issued upon exercise of Options granted or to be granted under the Plan, will also be traded in over-the-counter market. On July 26, 1996, the last reported sales price of the Common Stock in the National Market System was $14.00 per share.

- --------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------

                 The date of this Prospectus is July 31, 1996

      No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS

                           TF Financial Corporation
                       1996 Directors Stock Option Plan

                                                                     Page
                                                                     ----

General Plan Information....................................         1

Administration..............................................         1

Purpose.....................................................         2

Securities to be Offered....................................         2

Eligibility to Participate in Plan..........................         2

Purchases of Securities Pursuant to the Plan
 and Payment for Securities Offered.........................         2

  Grant of Options..........................................         2
  Term of the Plan..........................................         3
  Stock Option Agreements...................................         3
  Option Price..............................................         3
  Option Period.............................................         3
  Non-transferability.......................................         3
  Conditions of Exercise....................................         4
  Payment for Options.......................................         4
  Cashless Exercise.........................................         4
  Issuance of Common Stock..................................         4
  Dividend Equivalent Rights................................         4

Recapitalization, Merger, Consolidation, Change in
 Control and Similar Transactions...........................         5

Amendment and Termination of the Plan.......................         5

Restrictions on Resale......................................         6

Federal Income Tax Consequences.............................         6

Annual Report to Shareholders...............................         7

Additional Information......................................         7

Legal Opinion...............................................         7

Appendix A..................................................       A-1
  Administration............................................       A-1
  Number of Shares Subject to Plan..........................       A-1
  Participation in the Plan.................................       A-1
  Outstanding Awards........................................       A-1

                           TF Financial Corporation
                       1996 Directors Stock Option Plan

General Plan Information
- ------------------------

      This Prospectus relates to 25,000 shares of the Common Stock, par value $.10 per share, of TF Financial Corporation (the "Company"), which will be offered upon exercise of options granted or to be granted under the Company's 1996 Directors Stock Option Plan (the "Plan").

      The Company was formed under the laws of the State of Delaware for the purpose of becoming a savings and loan holding company and became the parent corporation of Third Federal Savings Bank (the "Savings Bank") on July 13, 1994, (the "Effective Date") at which time the Company acquired all of the shares of capital stock of the Savings Bank. The Board of Directors of the Company adopted the Plan at its meeting on May 21, 1996. The Plan is to continue in effect for a period of ten years from the Effective Date (i.e., May 20, 2006), unless earlier terminated or extended by the Company.

      Pursuant to the Plan, 25,000 shares of Common Stock were reserved for issuance by the Company upon exercise of Stock Options ("Options") awarded to directors of the Company and the Bank. Options granted under the Plan will not be Incentive Stock Options within the meaning of Section 422 of the Code ("Non-Incentive Stock Option").

      Upon exercise of a Non-Incentive Stock Option, the Optionee generally recognizes ordinary income to the extent that the exercise price is less than the fair market value of the Common Stock on the date of exercise. The Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Optionee at the time of such income recognition. See "Federal Income Tax Consequences."

      The Plan will not be qualified under Section 401(a) of the Code and it is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      The statements herein concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan document as filed as
Exhibit 4.1 to the Registration Statement of which this Prospectus is a part.

      Additional updating and other information with respect to the Plan and the Common Stock offered hereby may be provided in the future to holders of Options by means of one or more supplements or appendices to this Prospectus. Additional information about the Plan (including a copy of the Plan), plan administration, and the Company may be obtained at the Company's principal offices, which are located at 3 Penns Trail, Newtown, Pennsylvania 18940. The Company's telephone number is (215) 579-4000.

Administration
- --------------

      The Plan is administered by a Committee of the Company's Board of Directors (the "Committee"). The Plan provides that the Committee will consist of at least three non-employee directors of the Company. The members of the Committee are appointed by the Board and serve at the pleasure of the Board. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

      Subject to the express provisions of the Plan and resolutions adopted by the Board, the Committee has authority to interpret the Plan, to prescribe, amend, and rescind the rules and regulations relating to the Plan, and to determine the form and content of Options to be issued under the Plan. In addition, the Committee is authorized to make all other determinations deemed necessary or advisable for the administration of the Plan and shall have and may exercise such other power and such authority as may be delegated to it by the Board from time to time. All decisions, determinations, and interpretations of the Committee shall be final and conclusive to all persons affected thereby.

      Additional information about the Plan and the Committee may be obtained from the Company at the address of the Company as listed under "General Plan Information." For a list of the current members of the Committee, see "Administration" at Appendix A.

Purpose
- -------

      The  purpose of the Plan is to promote  the  interests  of the  Company by attracting and retaining the best available personnel for positions of substantial responsibility to serve as directors of the Company and the Bank and to provide additional incentive to such directors of the Company to promote the success and profitability of the Company's business.

Securities to be Offered
- ------------------------

      The aggregate number of shares of Common Stock which may be issued pursuant to Options granted or to be granted under the Plan is 25,000 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions." Any shares subject to an Option award under the Plan which expire or are terminated unexercised will again be available for issuance under the Plan.

Eligibility to Participate in Plan
- ----------------------------------

      Options to purchase Common Stock under the Plan may be awarded to directors of the Company, the Savings Bank, and any present or future parent or subsidiary corporations.

Purchases of Securities Pursuant to the Plan and Payment for Securities Offered
- -------------------------------------------------------------------------------

Grant of Options
- ----------------

      Non-Incentive Stock Options will be granted to eleven directors of the Company or the Bank who are not employees as of the Effective Date at an exercise price equal to the fair market value of the Common Stock on such date of grant. The Options will be immediately exercisable. Such Options will remain exercisable for up to ten (10) years from such date of grant without regard to continued service as a director. In the event of such person's death, such Options may be exercised by the personal representative of his estate or person or persons to whom his rights under such Options shall have passed by will or by laws of descent and distribution. Options awarded shall provide for the payment of cash amounts upon the payment of a cash dividend on the Common Stock. The holder of such Options shall receive payment of cash in an amount equivalent to the cash dividend payable as if Options awarded herein had been exercised and such Common Stock held. Such rights to receive such cash shall expire upon the expiration or exercise of such underlying Options. Such rights are non-transferable and shall attach to Options whether or not such Options are immediately exercisable.

      For a description of the number of persons currently eligible to participate in the Plan and the number of persons actually participating in the Plan, see "Participation in the Plan" at Appendix A.

      Term of the Plan. The Plan was effective May 21, 1996, and unless previously terminated, the Plan shall continue in effect for a term of ten years, after which no further awards may be granted. The future expiration of the Plan, or its termination by the Board, will not affect any Option previously granted.

      Stock Option Agreements. The Options granted under the Plan are evidenced by stock option agreements (the "Option Agreements") substantially in the form of the Option Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Option Agreement, and any amendment thereto, will contain such terms and conditions consistent with the requirements of the Plan as the Committee shall determine. Such Option Agreements shall constitute the only form of reports which participants shall receive related to the status of Options granted or which are exercisable under the Plan.

      The Plan provides that the Board of Directors of the Company may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided that no such modification, extension or renewal shall confer on the Option recipient (the "Optionee") any rights or benefit which could not be conferred by the grant of a new Option at such time, and shall not materially decrease the Optionee's benefits under the Option without the Optionee's consent, except as provided under Section 14 of the Plan, which permits modification of the Plan. (See "Amendment and Termination of the Plan" below.)

      Option Price. The exercise price for the purchase of shares subject to an Option shall be equal to 100 percent of the fair market value of the shares covered by the Option on that date. The exercise price of Options must be paid for in full in cash or shares of Common Stock, or a combination of both.

      Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options granted under the Plan with the consent of the Optionee and to reissue new Options at a lower exercise price equal to the then Fair Market Value per share of Common Stock in the event that the Fair Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the exercise price of such Options.

      Option Period. The term of exercisability of an Option granted under the Plan shall be for a period of ten years from the Date of Grant. In general, Options will not be exercisable after the expiration of their term as set forth in the Plan or the Option Agreement.

      A total of six months must elapse between the date of grant of an Option and the date of the sale of Common Stock received through the exercise of such Option.

     Non-transferability. No Option granted under the Plan is transferable other than by will or the laws of descent and distribution.

      Conditions of Exercise. Options may be exercised only during the periods specified in the Plan or the Option Agreement, certain information as to which is provided above (see "Option Period"). Except as described above and as may be limited by agreement, there is no limitation upon the number of Options that may be exercised in any one year, and Options not exercised in any one year may be exercised in subsequent years over the term of the Option.

      Payment for Options. Under the Plan, full payment for each share of Common Stock purchased upon the exercise of any Option granted shall be made at the time of exercise of each such Option and shall be paid in cash (in United States dollars), Common Stock, or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until the shares of Common Stock are issued to him.

      Cashless Exercise. An Optionee who has held an Option for at least six months may engage in the "cashless exercise" of the Option. In a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, he can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option price plus any applicable withholding taxes to the Company.

      Issuance of Common Stock. Shares issued to Optionees upon exercise of Options shall be either newly issued shares of the Company or treasury shares purchased in the market, at the Company's discretion. In either case, the Optionee shall not pay any fees, commissions or other charges for such Common Stock other than the exercise price as stated in the Option Agreement. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

      Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

      Dividend Equivalent Rights: Options awarded under the Plan provide the right of the optionee to receive dividend equivalent rights. Such rights shall provide that upon the payment of a cash dividend on the Common Stock, the holder of such Options shall receive payment of cash in an amount equivalent to the cash dividend payable as if such Options had been exercised and such Common Stock held. Such rights shall expire upon the expiration or exercise of such underlying Options. Such rights are non-transferable and shall attach to Options whether or not such Options are immediately exercisable. All options granted to directors in accordance with the schedule of awards contained in the Plan shall have associated with them such dividend equivalent rights.

Recapitalization,   Merger,  Consolidation,   Change  in  Control,  and  Similar
- --------------------------------------------------------------------------------
Transactions
- ------------

      Subject to any required action by the shareholders of the Company, within the sole discretion of the Committee, the aggregate number of shares of Common Stock for which Options may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share of Common Stock of each Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without a receipt of consideration by the Company (other than by shares held by dissenting stockholders).

      In the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, partial or complete liquidation, or other extraordinary corporate action, the Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Options; (ii) cancel any or all previously granted Options, providing that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate, or advisable.

      The Committee has at all times the power to accelerate the exercise date of all Options granted under the Plan. In the case of any change in control of the Company as determined by the Committee, all outstanding options shall become immediately exercisable. A change in control is defined to include (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity;
(iii) a change of control of the Company as otherwise defined by the Office of Thrift Supervision ("OTS") or its regulations; and (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to a transaction in which the purchase of shares by underwriters in connection with a public offering of Common Stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan. The determination of the Committee as to whether a change in control has occurred shall be conclusive and binding.

Amendment and Termination of the Plan
- -------------------------------------

      The Board of Directors may alter, suspend, or discontinue the Plan, except that no action of the Board may increase the maximum number of shares permitted to be optioned under the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, after which no future awards may be granted.

Restrictions on Resale
- ----------------------

      Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired upon the exercise of Options. Such shares of Common Stock, however, may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

      Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Plan only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

      As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Optionee should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Plan.

      In addition, the receipt of an Option to purchase Common Stock by a director of the Company is a reportable transaction under Section 16 of the 1934 Act, and Forms 3, 4, or 5 are required to be filed with the Securities and Exchange Commission in connection with such transaction. The sale by a director of Common Stock issued upon an exercise of an Option within six months after the receipt of such Option may create liability of such persons to the Company under the "short-swing profit" provisions of Section 16(b) of the 1934 Act. For this reason, the Plan contains a provision that a total of six month must elapse between the date of the grant of an Option and the date of the sale of Common Stock received through the exercise of an Option.

Federal Income Tax Consequences
- -------------------------------

      Under present federal tax laws, awards under the Plan will have the following consequences:

      1.The grant of an Option will not by itself result in the recognition of taxable income to the Optionee nor entitle the Company to a deduction at the time of such grant.

      2.The exercise of a Non-Incentive Stock Option will result in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the Option.

      3.Receipt of income as a result of Dividend Equivalent Rights held by an Optionee will be taxable as ordinary income when received.

      4.The Company will be allowed a tax deduction for Federal tax purposes equal to the amount of ordinary income recognized by an Optionee at the time the Optionee recognizes such ordinary income under an Non-Incentive Stock Option .

      The foregoing provides a general summary of the federal income tax consequences applicable to Options under the Plan. Each Optionee is urged to consult his or her own tax advisor for information regarding applicable federal and state tax consequences.

Annual Report to Shareholders
- -----------------------------

      The Company's financial statements for the period ended December 31, 1995, as contained in the Company's Form 10-K are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of such Annual Report may obtain a copy by writing the Company at the address set forth above under "Additional Information."

Additional Information
- ----------------------

      Additional updating information with respect to the Common Stock and the Plan covered herein may be provided in the future to participants under the Plan by means of appendices to this Prospectus. The nature and frequency of any reports to be made to participants as to their participation in the Plan will be determined by the Committee.

      The Company upon written or oral request, will provide without charge to any person to whom this Prospectus is delivered: a copy of the Plan, a copy of its latest Annual Report to Stockholders (when available) and a copy of any and all of the documents that have been incorporated by reference in Item 3 of Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act Section 10(a) Prospectus. Further, other documents required to be delivered to Plan participants as specified in Item 9 of Part II of the Registration Statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, TF Financial Corporation, 3 Penns Trail, Newtown, Pennsylvania 18940. The Registrant's telephone number is (215) 579-4000.

Legal Opinion
- -------------

      The validity of the Common Stock offered hereby has been passed on for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                   APPENDIX A

                        ADDITIONAL INFORMATION CONCERNING
                                       THE
                            TF FINANCIAL CORPORATION
                        1996 DIRECTORS STOCK OPTION PLAN
                              (As of July 31, 1996)

Administration
- --------------

      The Board has appointed Directors Dusek, Olsen, and Gola as members of the Committee responsible for administration of the 1996 Directors Stock Option Plan ("Plan").

Number of Shares Subject to Plan
- --------------------------------

      On May 21, 1996, Options covering 25,000 shares of the Common Stock were outstanding, which were granted at an exercise price of $14.75 per share. As of the date of this Appendix, 25,000 shares of Common Stock remain issuable under the Plan, which provides for the issuance of Options for a total of 25,000 shares of Common Stock.

Participation in the Plan
- -------------------------

      As of May 21, 1996, the Company and its subsidiaries had 8 directors eligible to participate in the Plan. Of such persons, as of May 21,1996, Non-Incentive Stock Options to purchase 25,000 shares of Common Stock, in the aggregate were held by 8 non-employee members of the Board of TF Financial Corporation or Third Federal Savings Bank.

Outstanding Awards
- ------------------

      The following table presents information with respect to the outstanding Options under the Plan as of the date of this Appendix.

                         Number of Shares Presently  Number of Persons  Exercise Price
Grant Date                  Subject to Options        Holding Awards      Per Share
- ----------               --------------------------  -----------------  --------------

May 21, 1996                      25,000                     8              $14.75

Total Awards Outstanding          25,000                     8              $14.75



                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
- --------------------------------------------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at present rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

         The following documents filed with the Commission are incorporated by reference in the Registration Statement and the Prospectus constituting
Part I of such Registration Statement:

     (1) The Company's Registration Statement on Form S-1 (No. 33-76960) filed with the Commission on March 28, 1994 and amendments thereto;

     (2) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal ended December 31, 1995, as filed with the Commission;

     (3) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, as filed with the Commission;

     (4) The Company's Definitive Proxy Statement related to the 1996 Annual Meeting of Stockholders as filed with the Commission on;

     (5) The Company's Registration Statement on Form 8-A as filed with the Commission on March 16, 1994;

     (6) Information as to the Options which will be included in the future either in the Company's proxy statements, annual reports or appendices to this Prospectus.

     All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
- ----------------------------------

     Not  applicable  because the  Company's  Common Stock is  registered  under
Section 12 of the 1934 Act.

Item 5.  Interests of Named Experts and Counsel.
- -----------------------------------------------

       Not applicable.

Item 6.  Indemnification of Directors and Officers.
- --------------------------------------------------

       Section 145 of the Delaware General Corporation Law authorizes a corporation such as the registrant to indemnify officers, directors, employees, and agents under certain circumstances. Section 145 requires indemnification of directors, officers, employees, and agents who have been successful on the merits or otherwise in defense of certain actions, suits, proceedings claims, issues, and matters. Article XVIII of the registrant's Certificate of Incorporation provides for indemnification.

       Section 102(b)(7) of the Delaware General Corporation Law allows for the limitation of liability of directors. Article XVII of the registrant's Certificate of Incorporation provides for the limitation of liability of directors.

       The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

       Additionally, the Company has in force a Directors and Officers Liability Policy underwritten by CNA with a $5.0 million aggregate limit of liability and an aggregate deductible of $100,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
- --------------------------------------------

       Not applicable since no restricted securities within the meaning of Rule 144 of the Securities Act of 1933 will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits
- -----------------

       For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
- ---------------------

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, TF Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Newtown and the Commonwealth of Pennsylvania, on the 31st day of July 1996.

                                   TF Financial Corporation

                                   By:   /s/ John R. Stranford
                                         John R. Stranford
                                         President and Chief Operating Officer
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

       We, the undersigned directors and officers of TF Financial Corporation, do hereby severally constitute and appoint John R. Stranford our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said John R. Stranford may deem necessary or advisable to enable TF Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John R. Stranford shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ John R. Stranford                         July 31, 1996     /s/ Robert N. Dusek                             July 31, 1996
- --------------------------------        ---------------------   -------------------------------------        -----------------
John R. Stranford                               Date            Robert N. Dusek                                       Date
President and Chief Operating Officer                           Chairman of the Board
(Principal Executive Officer)                                   and Director



/s/ Carl F. Gregory                           July 31, 1996     /s/ George A. Olsen                             July 31, 1996
- --------------------------------        ---------------------   --------------------------------------        ---------------
Carl F. Gregory                                 Date            George A. Olsen                                       Date
Director                                                        Director



/s/ Thomas J. Gola                           July 31, 1996      /s/ William C. Niemczura                        July 31, 1996
- --------------------------------        ---------------------   ------------------------------------          ----------------
Thomas J. Gola                                 Date             William C. Niemczura                                  Date
Director                                                        Senior Vice President
                                                                (Principal Financial and Accounting Officer)


                                     INDEX TO EXHIBITS

Exhibit Description
- -------------------

       4.1        TF Financial Corporation
                  1996 Directors Stock Option Plan

       4.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options

       5.1 Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the validity of the Common Stock being registered

       23.1 Consent of Malizia, Spidi, Sloane & Fisch, P.C. (appears in their opinion filed as Exhibit 5.1)

       23.2       Consent of Independent Accountants

       24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein